UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

HireRight Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40982	83-1092072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Centerview Drive, Suite 300	Nashville	Tennessee	37214
(Address of Principal Executive Offices)			(Zip Code)
(615) 320-9800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 11, 2023, HireRight Holdings Corporation (the “Company”) announced the receipt of a non-binding proposal (the “Proposal”) from General Atlantic, L.P. and Stone Point Capital LLC and their respective affiliated funds (collectively, the “Sponsors”), to acquire all of the Company’s outstanding shares of common stock that are not already owned by the Sponsors for $12.75 in cash per share (the “Proposed Transaction”). The Sponsors collectively own approximately 74.8% of the Company’s outstanding common stock, calculated pursuant to Rule 13d-3.

The Proposal is subject to various conditions, including but not limited to (i) negotiation and execution of a definitive agreement for the Proposed Transaction and satisfaction of the conditions negotiated therein, (ii) recommendation of the Proposed Transaction to the full board of directors of the Company by the independent special committee of the board referred to in the press release, and (iii) approval of the Proposed Transaction by a majority of the voting power of disinterested stockholders.

No assurance can be given that a definitive agreement will be reached or that the Proposed Transaction or any transaction will be consummated.

A copy of the press release is exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of HireRight Holdings Corporation, dated December 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023		HireRight Holdings Corporation

	By:	/s/ Brian Copple
	Name:	Brian Copple
	Title:	General Counsel and Secretary